Exhibit 99.1

Celgene Corporation:

Investors:

908-673-9628

investors@celgene.com

or

Media:

908-673-2275

media@celgene.com

Celgene Corporation Announces the Appointment of Gerald F. Masoudi as
Executive Vice President, General Counsel and Corporate Secretary Following the Retirement of Lawrence V. Stein

SUMMIT, N.J. — April 1, 2015 — Celgene Corporation (NASDAQ:CELG) today announced the appointment of Gerald F. Masoudi as Executive Vice President, General Counsel and Corporate Secretary, effective June 1, 2015. Mr. Masoudi will be responsible for global legal strategy and will serve on the company’s Executive Committee.

Mr. Masoudi will succeed Lawrence V. Stein, Celgene’s Executive Vice President, General Counsel and Corporate Secretary since 2012, who is retiring from Celgene following a distinguished business and legal career that also included serving as General Counsel for Wyeth and Genetics Institute and as a partner at the law firm Arnold & Porter.

“Larry Stein has served as a valued member of Celgene’s senior leadership team and provided the company important strategic legal counsel,” said Robert J. Hugin, Chairman and CEO of Celgene Corporation. “Celgene is deeply grateful for Larry's significant contributions during his tenure as General Counsel.”

“Jerry brings a wealth of experience to Celgene” said Mr. Hugin. “His deep understanding of regulatory policy and his significant healthcare-related legal expertise will add valuable perspective to our leadership team.”

Mr. Masoudi joins Celgene from Covington & Burling LLP, a leading international law firm, where he is a partner and serves as co-chair of the Food and Drug practice group. At Covington, he has advised multinational companies and trade associations on significant litigation, enforcement, regulatory and public policy matters. Before joining Covington, Mr. Masoudi served as Chief Counsel of the U.S. Food and Drug Administration.  Before joining FDA, Mr. Masoudi served as Deputy Assistant Attorney General for international, policy and appellate matters in the Antitrust Division of the U.S. Department of Justice.  Before his government service, Mr. Masoudi was a trial and litigation partner with the law firm Kirkland & Ellis.  Immediately following his graduation from law school, he clerked for Judge Frank H. Easterbrook of the U.S. Court of Appeals for the Seventh Circuit.

Mr. Masoudi received his J.D. from The University of Chicago Law School, graduating with high honors and serving on the editorial board of the Law Review. He received his B.A. in economics from Amherst College, Phi Beta Kappa.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit www.celgene.com. Follow Celgene on Twitter @Celgene, and on Pinterest and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," "outlook" and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.